Exhibit 10.47

Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan

Restricted Stock Unit Grant Agreement

THIS GRANT AGREEMENT (this “Agreement”), effective as of                          (the “Grant Date”), is entered into by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).

1.        Grant of Restricted Stock Units. The Company hereby grants to the Participant                  Restricted Stock Units. Each Restricted Stock Unit shall be deemed to be the equivalent of one Share.

2.        Subject to the Plan. This Agreement is subject to the provisions of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (the “Plan”) and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3.        Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Restricted Stock Units. On each date that cash dividends are paid on the Shares, the Company will credit the Account with a number of additional Restricted Stock Units equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to stockholders. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.

4.        Vesting. Except as otherwise provided in this Agreement, provided the Participant is then an Employee, a Consultant or a Director, the Restricted Stock Units shall become vested on the following dates:

Vest Date	Vested Restricted Stock Units

5.        Capitalization Adjustments. The number of Restricted Stock Units credited to the Account shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

6.        Termination of Employment or Service.

(a) Termination of Employment or Service Other Than Due to [Retirement, ]Disability or Death. In the event the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director for any reason other than as a result of [Retirement, ]Disability or death, the Restricted Stock Units credited to the Account that were not vested at the time the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director shall be immediately forfeited.

(b) [Retirement or ]Disability. [Upon the Retirement of the Participant or] [in/In] the event that the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director by reason of Disability, to the extent the Restricted Stock Units are not fully vested. the Restricted Stock credited to the Account that would vest on the next anniversary of the Grant Date following the Participant’s [Retirement or ]Disability shall become vested based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12.

[For purposes of this Agreement, “Retirement” shall mean termination of the Participant’s continuous service for the Company or an Affiliate as any of an Employee, a Consultant or a Director for any reason other than the Participant’s Disability or death or termination by the Company for Cause if (i) the Participant is then at least age 60 and (ii) the Participant has provided at least ten (10) years of continuous service as an Employee to the Company and its Affiliates.]

For purposes of this Agreement, “Disability” shall mean the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

(c) Death. Upon the Participant’s death, to the extent the Restricted Stock Units are not fully vested, the Restricted Stock Units credited to the Account that would vest on the next anniversary of the Grant Date following the Participant’s death shall become vested based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12.

7.        Payment of Shares. The Company shall make a payment to the Participant of Shares based on the number of the vested Restricted Stock Units credited to the Participant’s Account upon each applicable Vest Date of the Restricted Stock Units as provided in Section 4 above. [Notwithstanding the foregoing, in the event that the Company determines that any Shares are scheduled under this Agreement to be delivered on a day (the “Original Distribution Date”) on which a sale by the Participant of such Shares would violate (i) the registration requirements under the Securities Act, (ii) any of the provisions of the federal securities laws (or any Company or, if applicable, Affiliate policy related thereto) or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then (unless the Company elects, prior to the Original Distribution Date, to satisfy its tax withholding obligation by withholding Shares from the Shares otherwise due to you on the Original Distribution Date under this Agreement) the Shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable on the date on which the sale of such Shares would not be in violation of any of such registration requirement, the federal securities laws (or any Company or, if applicable, Affiliate policy related thereto) or lock-up agreement; provided, however, that in no event shall the delivery of the Shares be delayed pursuant to this provision beyond the later of (a) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), and (b) if and only if permitted in a manner that complies with U.S. Treasury Regulation Section 1.409A-1(b)(4), the date that is the 15th day of the third calendar month of the year following the year in which the Shares under this Agreement are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulation Section 1.409A-1(d).]

8.        Form of Payment. Payments pursuant to Section 7 shall be made in Shares equal to the number of vested Restricted Stock Units credited to the Account. Payment shall be made as soon as practicable after the applicable payment date, but in no event later than 30 days after the date established pursuant to Section 7.

9.        Beneficiary. In the event of the Participant’s death prior to payment of the Restricted Stock Units credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant, such payment shall be made to the Participant’s estate.

10.        Change in Control; Corporate Transaction.

(a) Effect of Change in Control on Restricted Stock Units. In the event of a Change in Control, the Surviving Corporation or the Parent Corporation, if applicable, may assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include settlement in the same consideration paid to the stockholders of the Company pursuant to the Change in Control). In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, does not assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include settlement in the same consideration paid to the stockholders of the Company pursuant to the Change in Control), all such Restricted Stock Units shall become fully vested immediately prior to the Change in Control if the Participant is then an Employee, a Consultant or a Director. In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, assumes, continues or substitutes for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include settlement in the same consideration paid to the stockholders of the Company pursuant to the Change in Control), if within 24 months following the date of the Change in Control the Participant ceases to be in the continuous service of the Company or an Affiliate as either of an Employee or a Consultant by reason of (i) an involuntary termination without Cause, or (ii) a voluntary termination in connection with a Relocation Requirement, all such Restricted Stock Units shall become fully vested.

For purposes of this Agreement (i) if the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the Restricted Stock Units unless it takes explicit action to the contrary and (ii) “Relocation Requirement” shall mean a requirement by the Company, the Surviving Corporation or an affiliate thereof that the Participant be based anywhere more than fifty (50) miles from both the Participant’s primary office location at the time of the Change in Control and the Participant’s principal residence at the time of the Change in Control. In addition, for purposes of this Agreement, except as otherwise provided in another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, “Cause” shall mean: a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company (or an Affiliate) or has engaged in such other behavior detrimental to the interests of the Company (or an Affiliate) as the Committee determines in its sole discretion. Any determination of “cause” for purposes of this Agreement shall have no effect upon any determination of the rights or obligations of the Company (or an Affiliate) or the Participant for any other purpose.

(b) Effect of Corporate Transaction on Restricted Stock Units. In the event of a Corporate Transaction that is not a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include settlement in the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding Section 11 of the Plan and paragraph (a) of this Section, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include settlement in the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), then all of such Restricted Stock Units shall become fully vested immediately prior to the Corporate Transaction if the Participant is then an Employee, a Consultant or a Director.

For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.

(c) Payment of Restricted Stock Units. Payment of Restricted Stock Units that vest pursuant to the second sentence of paragraph (a) of this Section shall be made in Shares (or, if applicable, settlement in the same consideration paid to the stockholders of the Company pursuant to the Change in Control), as soon as practicable following the earliest of (i) the date of the Change in Control if such Change in Control is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as described in Code Section 409A(a)(2)(A)(iv) (a “409A CIC”), (ii) the applicable Vest Date as provided in Section 4, or (iii) the date that is six months following the Participant’s termination of employment with the Company (or an Affiliate) for any reason, and (iv) a termination of the deferred compensation arrangement in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations. Payment of Restricted Stock Units that vest pursuant to the third sentence of paragraph (a) of this Section shall be made in Shares (or, if applicable, settlement in the same consideration paid to the stockholders of the Company pursuant to the Change in Control) as soon as practicable following the date that is six months following the termination of employment referred to in such sentence. Payment of Restricted Stock Units that vest pursuant to the second sentence of paragraph (b) of this Section shall be made in Shares (or, if applicable, settlement in the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), as soon as practicable following the earliest of (i) the date of the Corporate Transaction if such Corporate Transaction is also a Section 409A CIC, (ii) the applicable Vest Date as provided in Section 4, (iii) the date that is six months following the Participant’s termination of employment with the Company (or an Affiliate) for any reason, and (iv) a termination of the deferred compensation arrangement in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations.

11.        Source of Payments. The Participant’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on the payment date.

12.        Miscellaneous.

(a) Withholding. The Participant agrees to pay to the Company, or to make satisfactory arrangement with the Company for payment of, any federal, state or local taxes, if any, required by law to be withheld in respect of the payment of the Restricted Stock Units. The Participant hereby agrees that the Company or an Affiliate, as applicable, may withhold from the Participant’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on the payment of the Restricted Stock Units, up to the Participant’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(b) No Rights of a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to the Restricted Stock Units until such Shares have been issued.

(c) Nontransferability of Restricted Stock Units. Except to the extent and under such terms and conditions as determined by the Committee, the Restricted Stock Units shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in Section 9.

(d) Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable (or, if applicable, to the extent necessary to comply with the change in the law or regulation), and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered at the time and on the date on which the same is postmarked.

Notices to the Company should be addressed to:

Arena Pharmaceuticals, Inc.

6154 Nancy Ridge Drive

San Diego, California 92121

Attention: Chief Financial Officer

With a copy to: General Counsel

Notices to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records. The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(h) Agreement Not a Contract. This Agreement (and the grant of Restricted Stock Units) is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as an Employee, a Consultant or a Director, or of the Company or an Affiliate to continue Participant’s service as an Employee, a Consultant or a Director. Participant’s employment shall remain at-will, if applicable, and subject to termination by the Company or an Affiliate, as applicable, at any time, with or without cause or notice.

(i) Entire Agreement; Modification. Except as provided in the next sentence, this Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties. This Agreement and Plan may be modified or superseded by the specific provisions, if any, of a written agreement, plan or other arrangement (regardless of whether entered into or established before, concurrently or after the date of this Agreement) of the Company or an Affiliate that is applicable to the Participant, to the extent such an agreement, plan or other arrangement provides a greater benefit to the Participant and otherwise does not cause the payments hereunder to fail to comply with the provisions of Section 409A of the Code.

(j) Compliance with Section 409A of the Code.

(i) Automatic Delay of Payment. Notwithstanding anything contained in this Agreement to the contrary, if the Company determines that as of the date of payment the Participant is a “specified employee” (as such term is defined under Section 409A of the Code), any Shares (or shares of the common stock of the successor company in the event of a Change in Control) payable by reason of the Participant’s termination of employment with the Company (or an Affiliate) for any reason other than death or “disability” (as such term is defined under Section 409A of the Code) will not be paid until the date that is six months following the date of termination of employment (or such earlier time permitted under Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).

(ii) General. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. Any provision of this Agreement that would cause the payment or settlement thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

ARENA PHARMACEUTICALS, INC.

By:

Participant